                                                                    EXHIBIT 99.1

                                 [SL GREEN LOGO]
                    420 Lexington Avenue New York City 10170

CONTACT

Michael W. Reid
Chief Operating Officer
-or-
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700

FOR IMMEDIATE RELEASE

                  SL GREEN REALTY CORP. REPORTS FOURTH QUARTER
             FFO OF $0.76 PER SHARE AND 2001 FFO OF $3.02 PER SHARE

FOURTH QUARTER HIGHLIGHTS

o FFO increased to $0.76 per share (diluted) versus $0.70 in the prior year, a 9% increase after a $1.1 million ($0.03 per share) technology writeoff
o     6% same store portfolio cash NOI growth
o     Completed 1250 Broadway joint venture with SITQ Immobilier
o     Replaced and upsized a secured credit facility to $75 million
o     Announced 14.2% increase in annual common dividend

ANNUAL 2001 HIGHLIGHTS

o FFO increased to $3.02 per share (diluted) versus $2.67 in the prior year, a 13% increase
o     15% same store portfolio cash NOI growth
o Operating earnings increased to $1.79 per share (diluted) versus $1.46 in the prior year, a 23% increase
o Funds available for distribution (FAD) before 2GCT gain ($0.17 per share) increased to $2.33 per share (diluted) versus $1.88 in the prior year, a 24% increase.

FINANCIAL RESULTS

NEW YORK, NY, FEBRUARY 5, 2002 - SL Green Realty Corp. (NYSE:SLG) reported a 9% increase in operating results for the three months ended December 31, 2001. During this period funds from operations (FFO) before minority interest totaled $26.3 million, or $0.76 per share (diluted), compared to $20.1 million, or $0.70 per share for the same quarter in 2000.


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Full year results were also strong, reflecting a 13% FFO increase from 2000. FFO for the year ended December 31, 2001 totaled $94.8 million or $3.02 per share (diluted) compared to $75.6 million or $2.67 per share in the previous year.
This growth was mainly attributable to strong full-year same store cash NOI growth of 15%.

Operating earnings for the fourth quarter 2001 totaled $13.8 million, or $0.45 per share (diluted), an increase of 15% as compared to the same quarter in 2000 as operating earnings totaled $9.7 million, or $0.39 per share (diluted). Operating earnings for the full year 2001 totaled $49.3 million, or $1.79 per share (diluted), an increase of 23% as compared to $36.1 million, or $1.46 per share (diluted) for the full year 2000.

Total quarterly revenues increased 7% in the fourth quarter to $62.3 million compared to $58.2 million last year. The $4.1 million growth in revenue resulted from the following items:

      o     $1.2 million increase from 2001 same store portfolio
      o     $2.7 million increase from investment and other income
      o     $5.9 million increase from 2001 acquisitions
      o     $5.8 million decrease from properties sold

Same store cash NOI increased $1.4 million, or 6%, to $25.7 million over the same period in the prior year. Cash NOI margins before ground rent improved year over year from 60.7% to 62.3%, driven primarily by a $1.8 million net increase in cash revenue due to:

      o $1.5 million increase from a 45% increase in replacement rents over previously fully-escalated rents
      o $0.5 million increase from rent steps, reduced free and straight-line rent
      o $0.8 million increase in escalation and reimbursement income primarily from increased electric recoveries
      o     $0.8 million decrease from increased reserves and vacancies
      o     $0.2 million decrease in signage and other income

The increase in revenues were partially offset by higher operating expenses ($0.1 million) and an increase in real estate taxes due to higher assessed values at several properties ($0.2 million).

The Company's EBITDA increased $4.3 million, resulting in increased margins before ground rent of 72.1% compared to 66.0% for the same period last year and after ground rent margin improved to 66.5% from 60.2% in the corresponding period. Margin improvement was driven by each of the Company's real estate investment themes:

      o     $2.4 million increase from GAAP NOI;
            o     $3.4 million increase from 2001 acquisitions
            o     $1.1 million increase from same store portfolio
            o $1.7 million increase from income in unconsolidated joint ventures
            o $3.7 million decrease from properties sold or contributed to a joint venture
      o     $1.7 million increase from investment and preferred income and,
      o $1.0 million increase in other income from acquisition and asset management fees


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These increases in EBITDA were partially offset by increased MG&A ($1.0 million)
primarily due to higher year end compensation and severance costs.

FFO improved $6.2 million primarily as a result of:

      o     $4.3 million increase in EBITDA
      o     $1.2 million increase from unconsolidated joint ventures
      o     $0.8 million increase from reduced interest expense

The $0.8 million decrease in interest expense is primarily associated with: (i) lower interest rates ($0.8 million), (ii) reduced debt levels from the Company's third quarter equity offering ($ 0.6 million) and (iii) reduced loan balances due to previous disposition activity ($1.1 million). These reductions were partially offset by higher average debt levels associated with new investment activity ($1.6 million) and the funding of ongoing capital projects and working capital requirements ($0.1 million).

During the year ended December 31, 2001, the Company recorded extraordinary losses of $0.4 million due to the early extinguishments of debt associated with refinancing activity.

At the end of the quarter, consolidated debt totaled $504.8 million, reflecting a debt to market capitalization ratio of 31.4%.

                            NEW REAL ESTATE ACTIVITY

1250 BROADWAY JOINT VENTURE

On November 1, 2001 the Company entered into a joint venture on 1250 Broadway with SITQ Immobilier.

Under the terms of the joint venture, SITQ Immobilier purchased a 45% interest in the property, yielding proceeds of approximately $22.0 million, inclusive of closing costs and reimbursements and subject to $85.0 million of first mortgage financing from Salomon Brothers. The transaction enabled the Company to bring in a long-term partner in a core asset while freeing up capital for additional high growth opportunities and enhancing its yield on investment through fees earned in management, leasing and redevelopment of the asset.

                         NEW STRUCTURED FINANCE ACTIVITY

The Company originated $30.0 million of structured finance investments at an initial yield of 13.4% in October 2001.

As of December 31, 2001 the par value of the Company's mortgage and preferred equity balances totaled $188.4 million. The weighted balance outstanding over the quarter is $177.2 million. During the fourth quarter 2001 the weighted average yield was 12.86%. The quarter end run rate is 12.72%.


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                                      OTHER

DIVIDEND INCREASE

During December, the Company declared a dividend distribution of $0.4425 per common share for the quarter ending December 31, 2001, an increase of $0.22 or 14.2% per common share on an annualized basis. This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.77 per common share.

As of December 31, 2001, the Company's portfolio consists of interests in 25 properties, aggregating 10.0 million square feet.

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns, repositions and manages a portfolio of Manhattan office properties. The Company is the only publicly held REIT which specializes exclusively in this niche.

Financial Tables attached.

To receive SL Green's latest news release and other corporate documents, including the Fourth Quarter Supplemental Data, via FAX at no cost, please contact the Investor Relations office at 212-216-1601. All releases and supplemental data can also be downloaded directly from the SL Green website at: www.slgreen.com

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION BASED UPON THE COMPANY'S CURRENT BEST JUDGMENT AND EXPECTATIONS. ACTUAL RESULTS COULD VARY FROM THOSE PRESENTED HEREIN. THE RISKS AND UNCERTAINTIES ASSOCIATED WITH FORWARD-LOOKING INFORMATION IN THIS RELEASE INCLUDE THE STRENGTH OF THE COMMERCIAL OFFICE REAL ESTATE MARKETS IN NEW YORK, COMPETITIVE MARKET CONDITIONS, UNANTICIPATED ADMINISTRATIVE COSTS, TIMING OF LEASING INCOME, GENERAL AND LOCAL ECONOMIC GROWTH, INTEREST RATES AND CAPITAL MARKET CONDITIONS. FOR FURTHER INFORMATION, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                              SL GREEN REALTY CORP.
                            STATEMENTS OF OPERATIONS

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           Three Months Ended           Twelve Months Ended
                                                                              December 31,                  December 31,
                                                                          2001           2000           2001            2000
                                                                        ---------      ---------      ---------      ---------
REVENUE:
Rental revenue, net                                                     $  48,284      $  48,051      $ 204,662      $ 189,048
Escalations & reimbursement revenues                                        6,872          5,791         31,339         24,732
Signage rent                                                                  568            544          1,522          2,137
Investment income                                                           5,113          3,367         17,369         13,271
Other income                                                                1,455            442          2,793          1,135
                                                                        ---------      ---------      ---------      ---------
  Total revenues                                                           62,292         58,195        257,685        230,323
                                                                        ---------      ---------      ---------      ---------
EXPENSES:
Operating expenses                                                         13,159         12,751         58,141         54,644
Ground rent                                                                 3,159          3,155         12,579         12,660
Interest                                                                    9,384         10,188         46,238         40,431
Depreciation and amortization                                              10,380          7,992         38,336         32,511
Real estate taxes                                                           7,373          7,163         30,963         28,850
Marketing, general and administrative                                       4,044          3,043         15,374         11,561
                                                                        ---------      ---------      ---------      ---------
  Total expenses                                                           47,499         44,292        201,631        180,657
                                                                        ---------      ---------      ---------      ---------
Income before minority interests, preferred stock dividends, gain
on sales,                                                                  14,793         13,903         56,054         49,666
   extraordinary item, service corporation and joint venture income
Equity in net income (loss) from affiliates                                   (71)          (231)        (1,054)           378
Equity in net income from unconsolidated joint ventures                     2,587            899          8,607          3,108
                                                                        ---------      ---------      ---------      ---------
                                                                           17,309         14,571         63,607         53,152

Minority interests                                                         (1,104)        (2,467)        (4,600)        (7,430)
Extraordinary losses from early extinguishment of debt                         --           (491)          (430)          (921)
Cumulative effect of accounting change                                         --             --           (532)            --
Gain on sale of rental properties/equity investments                         (207)        16,770          4,956         41,416
Preferred stock dividends and accretion                                    (2,414)        (2,407)        (9,658)        (9,626)
                                                                        ---------      ---------      ---------      ---------
  Net income available to common shareholders                           $  13,584      $  25,976      $  53,343      $  76,591
                                                                        =========      =========      =========      =========
Basic earnings per share                                                $    0.45      $    1.06      $    1.98      $    3.14
Diluted earnings per share                                              $    0.45      $    0.96      $    1.94      $    2.93

FUNDS FROM OPERATIONS (FFO)
FFO per share (Basic)                                                   $    0.82      $    0.75      $    3.24      $    2.83
FFO per share (Diluted)                                                 $    0.76      $    0.70      $    3.02      $    2.67
FFO CALCULATION:
Income before minority interests, extraordinary items, preferred
stock dividends and gains on sales                                      $  17,309      $  14,571      $  63,607      $  53,152
LESS:
Preferred stock dividend                                                   (2,300)        (2,300)        (9,200)        (9,200)
Amortization of deferred financing costs and depreciation of               (1,102)          (998)        (4,474)        (4,102)
non-real estate assets
ADD:
Joint venture FFO adjustment                                                1,996            788          6,575          3,258
Depreciation and amortization                                              10,380          7,992         38,336         32,511
                                                                        ---------      ---------      ---------      ---------
FFO - BASIC                                                                26,283         20,053         94,844         75,619
Add:  Preferred stock dividends                                             2,300          2,300          9,200          9,200
                                                                        ---------      ---------      ---------      ---------
FFO - DILUTED                                                           $  28,583      $  22,353      $ 104,044      $  84,819
                                                                        =========      =========      =========      =========

BASIC OWNERSHIP INTERESTS
   Weighted average REIT common shares                                     29,971         24,505         26,993         24,373
   Weighted average partnership units held by minority interest             2,273          2,308          2,283          2,365
                                                                        ---------      ---------      ---------      ---------
Basic weighted average shares and units outstanding                        32,244         26,813         29,276         26,738
                                                                        =========      =========      =========      =========
DILUTED OWNERSHIP INTEREST
   Weighted average REIT common and common share equivalent share          30,540         24,992         27,525         24,754
   Weighted average partnership units held by minority interests            2,273          2,308          2,283          2,365
   Common share equivalents for preferred stock                             4,699          4,699          4,699          4,699
                                                                        ---------      ---------      ---------      ---------
Diluted weighted average equivalent shares and units outstanding           37,512         31,999         34,507         31,818
                                                                        =========      =========      =========      =========


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

                              SL GREEN REALTY CORP.
                           CONSOLIDATED BALANCE SHEETS

                  (Amounts in thousands, except per share data)


                                                                            December 31,     December 31,
                                                                               2001             2000
                                                                            -----------      -----------
ASSETS
Commercial real estate properties, at cost:
Land and land interests ...............................................     $   138,337      $   125,572
Buildings and improvements ............................................         689,094          618,637
Building leasehold ....................................................         144,736          139,393
Property under capital lease ..........................................          12,208           12,208
                                                                            -----------      -----------
                                                                                984,375          895,810
Less accumulated depreciation .........................................        (100,776)         (78,432)
                                                                            -----------      -----------
                                                                                883,599          817,378

Properties held for sale ..............................................              --           10,895
Cash and cash equivalents .............................................          13,193           10,793
Restricted cash .......................................................          38,424           86,823
Tenant and other receivables, net of allowance for doubtful accounts of
  $3,629 and $1,723 reserve in 2001 and 2000, respectively ............           8,793            7,580
Related party receivables .............................................           3,498              917
Deferred rents receivable net of allowance for doubtful accounts
   of $5,264 and $4,860 in 2001 and 2000, respectively ................          51,855           45,816
Investment in and advances to affiliates ..............................           8,211            6,373
Investment in unconsolidated joint ventures ...........................         123,469           65,031
Mortgage loans and preferred investments ..............................         186,511           51,293
Derivative instruments-fair value .....................................           3,576               --
Deferred costs, net ...................................................          34,901           40,113
Other assets ..........................................................          16,996           18,142
                                                                            -----------      -----------
Total assets ..........................................................     $ 1,373,026      $ 1,161,154
                                                                            ===========      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable ................................................     $   409,900      $   414,342
Revolving credit facility .............................................          94,931           46,374
Derivative instruments-fair value .....................................           3,205               --
Accrued interest payable ..............................................           1,875            2,349
Accounts payable and accrued expenses .................................          24,657           27,651
Deferred revenue ......................................................           1,381            1,112
Capitalized lease obligations .........................................          15,574           15,303
Deferred land lease payable ...........................................          14,086           13,158
Dividend and distributions payable ....................................          16,570           12,678
Security deposits .....................................................          18,829           19,014
                                                                            -----------      -----------
Total liabilities .....................................................         601,008          551,981
                                                                            -----------      -----------

Minority interests ....................................................          46,430           43,326

8%Preferred Income Equity Redeemable Stock $0.01 par
  value, $25.00 mandatory liquidation preference 25,000 shares
  authorized, 4,600 outstanding in 2001 and 2000 ......................         111,231          110,774


STOCKHOLDERS' EQUITY
Common stock, $.01 par value 100,000 shares
   authorized, 29,978 and 24,516 issued and outstanding in 2001
   and 2000, respectively .............................................             300              246
Additional paid - in capital ..........................................         583,350          428,698
Deferred compensation plan ............................................          (7,515)          (5,037)
Accumulated other comprehensive loss ..................................          (1,462)              --
Distributions in excess of earnings ...................................          39,684           31,166
                                                                            -----------      -----------
Total stockholders' equity ............................................         614,357          455,073
                                                                            -----------      -----------

Total liabilities and stockholders' equity ............................     $ 1,373,026      $ 1,161,154
                                                                            ===========      ===========


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                              SL GREEN REALTY CORP.
                        SELECTED OPERATING DATA-UNAUDITED


                                                                    December 31, 2001    December 31, 2000
                                                                    -----------------    -----------------
   OPERATING DATA:
   Net rentable area at end of period (in 000's)(1)                         10,036              8,655
   Portfolio occupancy percentage at end of period                            97.7%              98.1%
   Same Store occupancy percentage at end of period                           97.4%              98.4%
   Number of properties in operation                                            25                 23



(1)   Includes wholly-owned and minority owned properties.




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